Exhibit 99.1


      Certification of Chief Executive Officer and Chief Financial Officer of Monument Resources, Inc. Pursuant to 18 U.S.C. 1350


     I, A.G. Foust, certify that:

     In connection with the Quarterly Report on Form 10-QSB of Monument Resources, Inc. (the "Company") for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, A.G. Foust, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                    By: /s/  A.G. Foust
                                       -----------------------------------------
                                    Name:    A.G. Foust
                                    Title:   Chief Executive Officer and
                                             Chief Financial Officer
                                    Date:    May 13, 2003